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- Commodities
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Trade exposure from industrial metals
to grains without the heavy equipment
iPath® Dow Jones-AIG Commodity Sub-Index℠ ETNs now trading

OTHER EXCHANGE TRADED PRODUCTS

iShares

IPATH ETNS OFFER

- Cost and tax efficiency
- Daily exchange liquidity
- Index tracking

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IPATH EDUCATION

The following Flash-Audio presentation is now available in the Events & eLearning section:

"The Case for Commodities"

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IPATH CONFERENCE CALL

Commodity iPath® ETNs from Barclays

- **Date:** November 14, 2007 @ 9:00 AM PT, 12:00 PM ET
- **Host:** Nick Cherney, US Investor Solutions, Barclays Capital
- **Speaker:** Kevin Norrish, Director - Commodities Research, Barclays Capital

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EVENTS AND eLEARNING

iPATH® CONFERENCE CALL

Commodity iPath® ETNs from Barclays
Please join us for a conference call about Commodity iPath® Exchange Traded Notes from Barclays. Representatives from Barclays Capital Inc. will be on hand to answer your questions.

This conference call will cover topics such as:

- Commodities outlook
- How commodities can potentially balance and diversify a portfolio
- The unique benefits of commodity iPath ETNs

FOR FINANCIAL PROFESSIONALS ONLY.

Date: November 14, 2007 @ 9:00 AM PT, 12:00 PM ET
Host: Nick Cherney, US Investor Solutions, Barclays Capital
Speaker: Kevin Norrish, Director - Commodities Research, Barclays Capital
Call Name: iPath
Phone: (800) 762-4717

Please dial-in 10 minutes before the call begins to enable the call to start on time.

iPATH® FLASH-AUDIO PRESENTATION

Breeze Flash-Audio Presentation: "The Case for Commodities"

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FOR FINANCIAL PROFESSIONALS ONLY. NOT FOR PUBLIC DISTRIBUTION.